SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ____________________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 15, 1998


                                 CITIGROUP INC.

               (Exact name of registrant as specified in charter)


       DELAWARE                         1-9924                52-1568099
(State or other jurisdiction  (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification Number)


   153 EAST 53RD STREET, NEW YORK, NEW YORK                        10043
   (Address of principal executive offices)                      (Zip Code)


                                 (212) 559-1000
              (Registrant's telephone number, including area code)


                       399 PARK AVENUE, NEW YORK, NY 10043
                 (Former address, if changed since last report)


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                                 CITIGROUP INC.
                           CURRENT REPORT ON FORM 8-K


Item 5.  Other Events.

         On December 15, 1998, Citigroup Inc. ("Citigroup" or the "Company") announced that its Board of Directors approved a restructuring charge of approximately $900 million after tax, the bulk of which will be recorded in the fourth quarter of 1998. Citigroup expects to achieve pretax expense savings of approximately $680 million in 1999 and targets annual run rate expense savings of approximately $975 million pretax in 2000.

         Approximately $525 million of the total targeted improvements are expected to result from business initiatives in the Company's Consumer business, including regional consolidation outside the United States of call centers and other back office functions, reduction of management layers, sales force restructuring and integration of overlapping marketing and product management groups. It is also expected that the Consumer business will improve results by exiting several non-strategic operations. Besides improvements directly related to the restructuring charge, it is anticipated that the Consumer business will realize additional savings from more tightly managing non-customer expenses, such as outside consultants and travel.

         Approximately $350 million of the efficiency improvements are expected to be achieved in Citigroup's Corporate business, both to realize synergies and operating efficiencies and to reflect market turmoil in certain regions and businesses. These savings are expected to come from all areas of the Corporate business, including emerging markets, global relationship banking and investment banking.

         Approximately $15 million of the improvements relate to efficiencies to be realized in Asset Management operations, mostly through the elimination of redundancies.

          The remaining approximately $85 million of the total targeted savings is expected to be achieved by streamlining and integrating staff functions.

         Expected savings from previously announced programs of $300 million pretax at Salomon Smith Barney and $750 million pretax at Citicorp are not included in the new $975 million in targeted improvements. The Company is presently reviewing options with respect to its New York operations, the final determination of which could result in an adjustment of previously announced charges taken in conjunction with the merger of Smith Barney and Salomon.

         The integration of the Company's activities is expected to result in a workforce reduction, net of anticipated rehires to fill relocated positions, of approximately 10,400 positions, or 6% worldwide. The largest portion of these reductions will come from the Consumer business. Approximately 35% of the global reductions will be in the United States.


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         Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate, "target," "may increase," "may fluctuate," "may result in," and similar expressions. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: timely implementation of restructuring programs and the ability of the Company generally to achieve anticipated levels of operational efficiencies and expense savings related to recent transactions or otherwise. Readers also are directed to other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.


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

                               SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Dated: December 24, 1998
                                        CITIGROUP INC.



                                        By: /s/ William T. Bozarth
                                            ----------------------
                                            William T. Bozarth
                                            Deputy Controller


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